SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 17, 2004

SCIENTIFIC LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547 (Commission File No.)	94-3234458 (IRS Employer Identification No.)

300 Frank H. Ogawa Plaza, Suite 600
Oakland, CA 94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 444-3500

____________________

Item 1.01 Entry into a Material Definitive Agreement

On December 17, 2004, the Registrant amended its Independent Contractor Agreement with Paula A. Tallal by entering into a new Project Assignment. Dr. Tallal was a founder of the Registrant, and is presently a member of Registrant’s Board of Directors and a significant shareholder.

Under the new Project Assignment, Dr. Tallal will continue to provide the same services as she has previously provided to the Company, including public speaking, reviewing company research plans and assisting with key accounts. The new Project Assignment is for five years, but is terminable by either party without penalty on 90 days notice. The Company expects to pay Dr. Tallal annual consulting fees of $75,600 in 2005. The fee escalates 5% per year, to $92,000 in 2009.

The new Project Assignment was approved in advance by the Audit and Compensation Committees of the Company’s Board of Directors. Dr. Tallal is not a member of either of those Committees.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 17, 2004	SCIENTIFIC LEARNING CORPORATION By: /s/ Linda L. Carloni ————————————————— Linda L. Carloni Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Independent Contractor Agreement dated April l7, 2003 between the Company and Paula A.
Tallal and Project Assignment thereunder dated December 17, 2004.